Exhibit 4.8
DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
As of December 31, 2024, Ellington Financial Inc. had five classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
i.common stock, par value $0.001 per share (“common stock”);
ii.6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”);
iii.6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”);
iv.8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”); and
v.7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”).
Each of our securities registered under Section 12 of the Exchange Act are listed on the New York Stock Exchange (the “NYSE”).
Except where the context suggests otherwise, “we,” “us,” “our” and “our company” refer to Ellington Financial Inc. and its consolidated subsidiaries, including Ellington Financial Operating Partnership LLC, our operating partnership subsidiary. Our “Manager” refers to Ellington Financial Management LLC, our external manager.

DESCRIPTION OF COMMON STOCK
Our certificate of incorporation, as amended from time to time (the “certificate of incorporation”), provides for the issuance of our shares of common stock, as well as certain terms of our common stock. The following is a summary of some of the terms of our common stock, our certificate of incorporation and the Delaware General Corporation Law (the “DGCL”), and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our certificate of incorporation and the DGCL. As used herein, the “company,” “our company,” “we,” “us” and “our” mean Ellington Financial Inc., a Delaware corporation.
Authorized Shares
We are authorized to issue, pursuant to action by our Board of Directors and subject to limitations prescribed by the DGCL, up to 300,000,000 shares of common stock, par value $0.001 per share.
Voting Rights
The holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of our stockholders. Generally, all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of common stock present in person or represented by proxy, voting together as a group.
Economic Rights
Dividends. In general, holders of common stock will share ratably (based on the number of shares of common stock held) in any dividend declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred stock.
Liquidation. Upon our dissolution, liquidation, winding up or similar event, after payment or provision for payment of our debts and other liabilities, and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having liquidation preferences, if any, the holders of common stock will be entitled to receive our remaining assets available for distribution ratably in proportion with the number of shares of common stock held by them.
Restrictions on Transfer
See “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” for a description of restrictions on transfers of our shares including our common stock and for a description of other provisions of the certificate of incorporation and our amended and restated bylaws, as amended from time to time (the “bylaws”).
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our common stock is listed on the NYSE under the ticker symbol “EFC.”
DESCRIPTION OF PREFERRED STOCK
Pursuant to our certificate of incorporation, we are currently authorized to designate and issue up to 100,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our certificate of incorporation and Delaware law, to fix the designations, powers, rights, preferences, qualifications, limitations, restrictions and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders.
As of December 31, 2024, we had 4,600,000 shares of Series A Preferred Stock outstanding, 4,820,421 shares of Series B Preferred Stock outstanding, 4,000,000 shares of Series C Preferred Stock outstanding, and 379,668 shares of Series D Preferred Stock outstanding.
The following description of the terms of our Series A Preferred, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are not complete and are qualified in their entirety by reference to our certificate of incorporation, the applicable certificate of designations, our bylaws, and Delaware law.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
This description of certain terms of the Series A Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations designating the Series A Preferred Stock, our bylaws and Delaware law. Terms defined in this “Description of the Series A Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Description of the Series A Preferred Stock” section.
General
Shares of the Series A Preferred Stock represent a single series of our authorized preferred stock. We may elect from time to time to issue additional shares of the Series A Preferred Stock without notice to, or consent from, the existing holders of the Series A Preferred Stock, and all such additional shares of Series A Preferred Stock would be deemed to form a single series with the currently outstanding shares of the Series A Preferred Stock.
On October 21, 2019, we filed a certificate of designations with the Secretary of State of the State of Delaware to designate 4,600,000 shares of our authorized preferred stock as shares of Series A Preferred Stock, which certificate became effective upon filing. On January 20, 2022, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the certificate of designations for the Series A Preferred Stock to designate 4,000,000 shares of the Company’s authorized preferred stock as additional shares of Series A Preferred Stock, which became effective upon filing. As a result, we were authorized to issue an aggregate of 8,600,000 shares of Series A Preferred Stock.
Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares.
The registrar and transfer agent in respect of the Series A Preferred Stock is Equiniti Trust Company, LLC. The principal business address for Equiniti Trust Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219. The certificate of designations designating the Series A Preferred Stock provides that we will maintain an office or agency where shares of the Series A Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange, or conversion.
Maturity
The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set aside funds to redeem the Series A Preferred Stock.
Ranking
The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
1. senior to all classes or series of our common stock and to all other classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (together with the common stock, the “Junior Stock”);
2. on a parity with our Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock and with all classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Parity Stock”);
3. junior to all classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Senior Stock”); and
4. effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and other liabilities and to all liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.

Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series A Preferred Stock from and including the original issue date to, but excluding, October 30, 2024 (the “Fixed Rate Period”) is at the fixed rate equal to 6.750% per annum of the $25.00 per share liquidation preference of the Series A Preferred Stock (equivalent to $1.6875 per annum per share of the Series A Preferred Stock). From and including October 30, 2024 (the “Floating Rate Period”), dividends on the Series A Preferred Stock will accumulate at a percentage of the $25.00 per share liquidation preference of the Series A Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate (as defined herein) plus a spread of 5.196% per annum. Dividends on the Series A Preferred Stock shall accumulate daily and be cumulative from, and including, the original issue date and shall be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “dividend payment date”), when and as declared, provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Dividends payable for any Dividend Period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any Dividend Period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed in such Dividend Period. Dividends will be payable to holders of record as they appear in our stock transfer records for the Series A Preferred Stock at the close of business on the applicable dividend record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but excluding, such dividend payment date. No holder of any shares of the Series A Preferred Stock will be entitled to receive any dividends paid or payable on the Series A Preferred Stock with a dividend record date before the date such shares of the Series A Preferred Stock are issued.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us or a Calculation Agent (as defined herein) as of the applicable Dividend Determination Date, in accordance with the following provisions:
•LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then, if a Calculation Agent has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day (as defined herein) immediately preceding the first day of the applicable Dividend Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then-current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that LIBOR has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.
“Calculation Agent” means a third party independent financial institution of national standing with experience providing such services, which has been selected by us.
“Dividend Determination Date” means the second London Business Day immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, the immediately preceding dividend payment date to, but excluding, the applicable dividend payment date.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
No dividends on shares of the Series A Preferred Stock shall be declared by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the declaration, payment or setting apart for payment thereof or provide that the declaration, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future distributions on our common stock and preferred stock, including the Series A Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the real estate investment trust, or “REIT,” provisions of the Internal Revenue Code of 1986, as amended (the “Code”), any debt service requirements, financial covenants and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series A Preferred Stock or what the actual distributions will be for any future period.
Except as noted below, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends or other distributions (other than in shares of common stock or other Junior Stock we may issue) may be declared or paid or set aside for payment upon shares of our common stock or other Junior Stock or Parity Stock we may issue. In addition, any shares of our common stock or other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue and except for transfers made pursuant to the provisions of our certificate of incorporation relating to restrictions on ownership and transfers of our capital stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our certificate of incorporation, including in order to qualify and maintain our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any Parity Stock that we may issue, all dividends declared upon the Series A Preferred Stock and any Parity Stock that we may issue shall be declared pro rata so that the amount of dividends declared per share of the Series A Preferred Stock and such Parity Stock that we may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and accumulated dividends per share on such Parity Stock that we may issue (which shall not include any accumulation in respect of undeclared and unpaid dividends for past Dividend Periods if such stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of the Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other Junior Stock we may issue.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on all shares of Parity Stock that we may issue, the holders of the Series A Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of the Series A Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or in a series of related transactions, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
Redemption
The Series A Preferred Stock is not redeemable by us prior to October 30, 2024, except as described below under “—Special Optional Redemption” and except under circumstances where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. Please see the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer”.
Optional Redemption. On or after October 30, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share of the Series A Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.
Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share of the Series A Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of the Series A Preferred Stock will not have the Change of Control Conversion Right described below under “— Conversion Rights” with respect to the shares of the Series A Preferred Stock called for redemption. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem any shares of the Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of the Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:
•the redemption date;
•the number of shares of the Series A Preferred Stock to be redeemed;
•the redemption price;
•the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”;
•if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
•if such redemption is being made in connection with a Change of Control, that the holders of the shares of the Series A Preferred Stock being so called for redemption will not be able to tender such shares of the Series A Preferred Stock for conversion in connection with the Change of Control and that each share of the Series A Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined herein), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the shares of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series A Preferred Stock except as to the holder to whom notice was defective or not given.
Holders of the Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of the Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption for the benefit of the holders of the shares of the Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of the Series A Preferred Stock, those shares of the Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata or by lot (as nearly as may be practicable without creating fractional shares) that will not result in the automatic transfer of any shares of the Series A Preferred Stock to a trust as described below under “— Restrictions on Ownership and Transfer.”

As part of any redemption of the Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of the Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of the Series A Preferred Stock shall be redeemed unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of the Series A Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock that we may issue); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of the Series A Preferred Stock where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series A Preferred Stock.
Subject to applicable law, we may purchase shares of the Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of the Series A Preferred Stock that we acquire may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of the Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series A Preferred Stock held by such holder as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of the Series A Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of the Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference of the Series A Preferred Stock plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined herein (such quotient, the “Conversion Rate”); and
•2.75028 (the “Share Cap”), subject to certain adjustments as described below.
Notwithstanding anything to the contrary in the certificate of designations and except as otherwise required by law, the persons who are the holders of record of shares of the Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of the Series A Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series A Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of the Series A Preferred Stock will receive upon conversion of such shares of the Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series A Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of the Series A Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of the Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will be delivered to the holders of record of the shares of the Series A Preferred Stock at their addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of the Series A Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
•the events constituting the Change of Control;
•the date of the Change of Control;
•the last date on which the holders of the Series A Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;
•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of the Series A Preferred Stock, holders will not be able to convert the shares of the Series A Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of the Series A Preferred Stock;
•the name and address of the paying agent and transfer agent for the Series A Preferred Stock;
•the procedures that the holders of the Series A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Share Depositary (as defined herein)), including the form of conversion notice to be delivered by such holders as described below; and
•the last date on which holders of the Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., The Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series A Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of the Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of the Series A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of the Series A Preferred Stock held in book-entry form through a Share Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of the Series A Preferred Stock to be converted through the facilities of such Share Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number of shares of the Series A Preferred Stock to be converted; and
•that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock.
The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series A Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•the number of withdrawn shares of the Series A Preferred Stock;
•if certificated Series A Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of the Series A Preferred Stock; and
•the number of shares of the Series A Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of the Series A Preferred Stock are held in book-entry form through The Depository Trust Company or a similar depositary (each, a “Share Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Share Depositary.
Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of the Series A Preferred Stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case only the shares of the Series A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of the Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of the Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of the Series A Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series A Preferred Stock, no holder of the Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our certificate of incorporation and the certificate of designations, unless we provide an exemption from this limitation to such holder. Please see the section entitled “—Restrictions on Ownership and Transfer” below and “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer”.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. If exercisable, the Change of Control Conversion Rights (as defined herein) may not adequately compensate a holder of the Series A Preferred Stock. These Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law or any applicable stock exchange rules.
Whenever dividends on any shares of the Series A Preferred Stock are in arrears for six or more quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or any other class or series of our preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series A Preferred Stock as a class with respect to the election of those two directors) and the holders of the Series A Preferred Stock (voting together as a class with the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and the holders of all other classes or series of preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of the Series A Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past Dividend Periods and the then-current Dividend Period shall have been fully paid. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable (including the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock), any directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of the Series A Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Stock (voting together as a class with the holders of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock and all other classes or series of preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.
If at any time when the voting rights conferred upon the Series A Preferred Stock (as described above) are exercisable, any vacancy in the office of a director elected pursuant to the procedures described above shall occur, then such vacancy may be filled only by the remaining director or by the vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors (as described above). Any director elected or appointed pursuant to the procedures described above may be removed at any time, with or without cause, only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to the procedures described above, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of our common stock.
If a special meeting is not called by us within 30 days after request from the holders of the Series A Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense.
On each matter on which holders of the Series A Preferred Stock are entitled to vote, each share of the Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of the Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the outstanding Series A Preferred Stock and all Parity Stock having like voting rights that are exercisable at the time, voting as a single class, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all classes or series of Parity Stock that we may issue upon which like voting rights have been conferred and are exercisable (including our Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock)), (a) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our certificate of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of holders of the Series A Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of the Series A Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional shares of the Series A Preferred Stock or other class or series of preferred stock that we may issue (including our Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock), or any increase in the amounts authorized of any Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our certificate of incorporation would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock disproportionately relative to any Parity Stock having like voting rights that are exercisable at the time, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock do not have any relative, participating, optional and other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.ellingtonfinancial.com (or other permissible means under the Exchange Act) to all holders of the Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of the Series A Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Ownership and Transfer
The Series A Preferred Stock is subject to the restrictions on ownership and transfer set forth in the certificate of incorporation. See the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer” for a description of restrictions on transfers of our capital stock including the Series A Preferred Stock.
Preemptive Rights
No holders of the Series A Preferred Stock have any preemptive rights to purchase or subscribe for our common stock or any other security.
Transfer Agent and Registrar
The transfer agent and registrar for our Series A Preferred Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our Series A Preferred Stock is listed on the NYSE under the ticker symbol “EFC PR A.”

DESCRIPTION OF THE SERIES B PREFERRED STOCK
This description of certain terms of the Series B Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations designating the Series B Preferred Stock, our bylaws and Delaware law. Terms defined in this “Description of the Series B Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Description of the Series B Preferred Stock” section.
General
Shares of the Series B Preferred Stock represent a single series of our authorized preferred stock. We may elect from time to time to issue additional shares of the Series B Preferred Stock without notice to, or consent from, the existing holders of the Series B Preferred Stock, and all such additional shares of Series B Preferred Stock would be deemed to form a single series with the shares of the Series B Preferred Stock.
On December 10, 2021, we filed a certificate of designations with the Secretary of State of the State of Delaware to designate 5,060,000 shares of our authorized preferred stock as shares of Series B Preferred Stock, which certificate became effective upon filing. On January 20, 2022, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the certificate of designations for the Series B Preferred Stock to designate 3,740,000 shares of the Company’s authorized preferred stock as additional shares of Series B Preferred Stock, which became effective upon filing. As a result, we were authorized to issue an aggregate of 8,800,000 shares of Series B Preferred Stock.
Our board of directors may, without the approval of holders of the Series B Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares.
The registrar and transfer agent in respect of the Series B Preferred Stock is Equiniti Trust Company, LLC. The principal business address for Equiniti Trust Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219. The certificate of designations designating the Series B Preferred Stock provides that we will maintain an office or agency where shares of the Series B Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange, or conversion.
Maturity
The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set aside funds to redeem the Series B Preferred Stock.
Ranking
The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
1. senior to all classes or series of our common stock and to all other classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (together with the common stock, the “Junior Stock”);
2. on a parity with our Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and with all classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Parity Stock”);
3. junior to all classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Senior Stock”); and
4. effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and other liabilities and to all liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.

Dividends
Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends based on the stated liquidation preference of $25.00 per share at a rate equal to (i) from and including the original issue date to, but excluding, January 30, 2027 (the “First Reset Date”), 6.250% per annum (equivalent to $1.5625 per annum per share of the Series B Preferred Stock) and (ii) from and including First Reset Date, during each Reset Period (as defined below), the five-year treasury rate (as defined below) as of the most recent Reset Dividend Determination Date plus 4.99% per annum. A “Dividend Period” means the period from, and including, each dividend payment date (as defined below) to, but excluding, the next succeeding dividend payment date.
Dividends on the Series B Preferred Stock shall accumulate daily and be cumulative from, and including, the original issue date and shall be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “dividend payment date”), when and as declared, provided, however, that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend which would otherwise have been payable on that dividend payment date may be paid, at our option, on either the immediately preceding business day or the next succeeding business day, except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from such dividend payment date to such next succeeding business day. Dividends payable for any Dividend Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock transfer records for the Series B Preferred Stock at the close of business on the applicable dividend record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but excluding, such dividend payment date. No holder of any shares of the Series B Preferred Stock will be entitled to receive any dividends paid or payable on the Series B Preferred Stock with a dividend record date before the date such shares of the Series B Preferred Stock are issued.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
For any Reset Period commencing on or after the First Reset Date, the five-year treasury rate will be:
•The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion.
•If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that, if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the business day convention, the definition of business day and the Reset Dividend Determination date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable Reset Date. If the five-year treasury rate for any Dividend Period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such Dividend Period will be the same as the dividend rate determined for the immediately preceding Dividend Period.
No dividends on shares of the Series B Preferred Stock shall be declared by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the declaration, payment or setting apart for payment thereof or provide that the declaration, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future distributions on our common stock and preferred stock, including the Series B Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the real estate investment trust, or “REIT,” provisions of the Internal Revenue Code of 1986, as amended (the “Code”), any debt service requirements, financial covenants and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series B Preferred Stock or what the actual distributions will be for any future period.
Except as noted below, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends or other distributions (other than in shares of common stock or other Junior Stock we may issue) may be declared or paid or set aside for payment upon shares of our common stock or other Junior Stock or Parity Stock. In addition, any shares of our common stock or other Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue and except for transfers made pursuant to the provisions of our certificate of incorporation relating to restrictions on ownership and transfers of our capital stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our certificate of incorporation, including in order to qualify and maintain our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any Parity Stock, all dividends declared upon the Series B Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share of the Series B Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and accumulated dividends per share on such Parity Stock (which shall not include any accumulation in respect of undeclared and unpaid dividends for past Dividend Periods if such stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of the Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other Junior Stock we may issue.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on all shares of Parity Stock, the holders of the Series B Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of the Series B Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or in a series of related transactions, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption
The Series B Preferred Stock is not redeemable by us prior to January 30, 2027, except as described below under “—Special Optional Redemption” and except under circumstances where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. Please see the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer.”
Optional Redemption. On or after January 30, 2027, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share of the Series B Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If we elect to redeem any shares of the Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.
Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share of the Series B Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series B Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of the Series B Preferred Stock will not have the Change of Control Conversion Right described below under “—Conversion Rights” with respect to the shares of the Series B Preferred Stock called for redemption. If we elect to redeem any shares of the Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.
A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem any shares of the Series B Preferred Stock, the notice of redemption will be mailed to each holder of record of the Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:
•the redemption date;
•the number of shares of the Series B Preferred Stock to be redeemed;
•the redemption price;
•the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”;
•if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•if such redemption is being made in connection with a Change of Control, that the holders of the shares of the Series B Preferred Stock being so called for redemption will not be able to tender such shares of the Series B Preferred Stock for conversion in connection with the Change of Control and that each share of the Series B Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined herein), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the shares of the Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series B Preferred Stock except as to the holder to whom notice was defective or not given.
Holders of the Series B Preferred Stock to be redeemed shall surrender the Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of the Series B Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption for the benefit of the holders of the shares of the Series B Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of the Series B Preferred Stock, those shares of the Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata or by lot (as nearly as may be practicable without creating fractional shares) that will not result in the automatic transfer of any shares of the Series B Preferred Stock to a trust as described below under “—Restrictions on Ownership and Transfer.”
As part of any redemption of the Series B Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of the Series B Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of the Series B Preferred Stock shall be redeemed unless all outstanding shares of the Series B Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of the Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock that we may issue); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of the Series B Preferred Stock where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series B Preferred Stock.
Subject to applicable law, we may purchase shares of the Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of the Series B Preferred Stock that we acquire may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series B Preferred Stock held by such holder as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of the Series B Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of the Series B Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference of the Series B Preferred Stock plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined herein (such quotient, the “Conversion Rate”); and
•2.85878 (the “Share Cap”), subject to certain adjustments as described below.
Notwithstanding anything to the contrary in the certificate of designations and except as otherwise required by law, the persons who are the holders of record of shares of the Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of the Series B Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series B Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of the Series B Preferred Stock will receive upon conversion of such shares of the Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series B Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of the Series B Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of the Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will be delivered to the holders of record of the shares of the Series B Preferred Stock at their addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of the Series B Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•the events constituting the Change of Control;
•the date of the Change of Control;
•the last date on which the holders of the Series B Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;
•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of the Series B Preferred Stock, holders will not be able to convert the shares of the Series B Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of the Series B Preferred Stock;
•the name and address of the paying agent and transfer agent for the Series B Preferred Stock;
•the procedures that the holders of the Series B Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Share Depositary (as defined herein)), including the form of conversion notice to be delivered by such holders as described below; and
•the last date on which holders of the Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., The Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series B Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of the Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of the Series B Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of the Series B Preferred Stock held in book-entry form through a Share Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of the Series B Preferred Stock to be converted through the facilities of such Share Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number of shares of the Series B Preferred Stock to be converted; and
•that the Series B Preferred Stock is to be converted pursuant to the applicable provisions of the Series B Preferred Stock.
The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of the Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•the number of withdrawn shares of the Series B Preferred Stock;
•if certificated Series B Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of the Series B Preferred Stock; and
•the number of shares of the Series B Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of the Series B Preferred Stock are held in book-entry form through The Depository Trust Company or a similar depositary (each, a “Share Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Share Depositary.
Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of the Series B Preferred Stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case only the shares of the Series B Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of the Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of the Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of the Series B Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series B Preferred Stock, no holder of the Series B Preferred Stock will be entitled to convert such Series B Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our certificate of incorporation and the certificate of designations, unless we provide an exemption from this limitation to such holder. Please see the section entitled “—Restrictions on Ownership and Transfer” below and “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer.”
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. If exercisable, the Change of Control Conversion Rights (as defined herein) may not adequately compensate a holder of the Series B Preferred Stock. These Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by law or any applicable stock exchange rules.
Whenever dividends on any shares of the Series B Preferred Stock are in arrears for six or more quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or any other class or series of our preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series B Preferred Stock as a class with respect to the election of those two directors) and the holders of the Series B Preferred Stock (voting as a single class with the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and the holders of all other classes or series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of the Series B Preferred Stock or by the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series B Preferred Stock for all past Dividend Periods and the then-current Dividend Period shall have been fully paid. In that case, the right of holders of the Series B Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable (including our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock), any directors elected by holders of the Series B Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of the Series B Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Stock (voting as a single class with the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and the holders of all other classes or series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.
If at any time when the voting rights conferred upon the Series B Preferred Stock (as described above) are exercisable any vacancy in the office of a director elected pursuant to the procedures described above shall occur, then such vacancy may be filled only by the remaining director or by the vote of the holders of record of the outstanding Series B Preferred Stock and any other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of directors (as described above). Any director elected or appointed pursuant to the procedures described above may be removed at any time, with or without cause, only by the affirmative vote of holders of the outstanding Series B Preferred Stock and any other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series B Preferred Stock in the election of directors pursuant to the procedures described above, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of our common stock.
If a special meeting is not called by us within 30 days after request from the holders of the Series B Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series B Preferred Stock may designate a holder to call the meeting at our expense.
On each matter on which holders of the Series B Preferred Stock are entitled to vote, each share of the Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of the Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the outstanding Series B Preferred Stock and all Parity Stock having like voting rights that are exercisable at the time, voting as a single class, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class with all classes or series of Parity Stock that we may issue upon which like voting rights have been conferred and are exercisable (including our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock)), (a) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designations relating to the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of holders of the Series B Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of the Series B Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series B Preferred Stock, or the creation or issuance of any additional shares of the Series B Preferred Stock or other class or series of preferred stock that we may issue (including our Series A Preferred Stock, Series C Preferred Stock, and Series D Preferred

Stock), or any increase in the amounts authorized of any Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our certificate of incorporation or the certificate of designations relating to the Series B Preferred Stock would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock disproportionately relative to any Parity Stock having like voting rights that are exercisable at the time, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series B Preferred Stock will not have any relative, participating, optional and other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.ellingtonfinancial.com (or other permissible means under the Exchange Act) to all holders of the Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of the Series B Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Ownership and Transfer
The Series B Preferred Stock is subject to the restrictions on ownership and transfer set forth in the certificate of incorporation. See the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer” for a description of restrictions on transfers of our capital stock including the Series B Preferred Stock.
Preemptive Rights
No holders of the Series B Preferred Stock will have any preemptive rights to purchase or subscribe for our common stock or any other security.
Transfer Agent and Registrar
The transfer agent and registrar for our Series B Preferred Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our Series B Preferred Stock is listed on the NYSE under the ticker symbol “EFC PR B.”

DESCRIPTION OF THE SERIES C PREFERRED STOCK
This description of certain terms of the Series C Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations designating the Series C Preferred Stock, our bylaws and Delaware law. Terms defined in this “Description of the Series C Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Description of the Series C Preferred Stock” section.
General
Shares of the Series C Preferred Stock represent a single series of our authorized preferred stock. We may elect from time to time to issue additional shares of the Series C Preferred Stock without notice to, or consent from, the existing holders of the Series C Preferred Stock, and all such additional shares of Series C Preferred Stock would be deemed to form a single series with the shares of the Series C Preferred Stock.
On February 3, 2023, we filed a certificate of designations with the Secretary of State of the State of Delaware to designate 4,600,000 shares of our authorized preferred stock as shares of Series C Preferred Stock, which became effective upon filing on February 3, 2023.
Our board of directors may, without the approval of holders of the Series C Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series C Preferred Stock or designate additional shares of the Series C Preferred Stock and authorize the issuance of such shares.
The registrar and transfer agent in respect of the Series C Preferred Stock is Equiniti Trust Company, LLC. The principal business address for Equiniti Trust Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219. The certificate of designations designating the Series C Preferred Stock provides that we will maintain an office or agency where shares of the Series C Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange, or conversion.
Maturity
The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set aside funds to redeem the Series C Preferred Stock.
Ranking
The Series C Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
1. senior to all classes or series of our common stock and to all other classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (together with the common stock, the “Junior Stock”);
2. on a parity with our Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, and with all classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Parity Stock”);
3. junior to all classes or series of stock that we may issue in the future with terms specifically providing that such stock ranks senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Senior Stock”); and
4. effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and other liabilities and to all liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends
Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends based on the stated liquidation preference of $25.00 per share at a rate equal to (i) from and including the original issue date to, but excluding, April 30, 2028 (the “First Reset Date”), 8.625% per annum (equivalent to $2.15625 per annum per share of the Series C Preferred Stock) and

(ii) from and including First Reset Date, during each Reset Period (as defined below), the five-year treasury rate (as defined below) as of the most recent Reset Dividend Determination Date plus 5.13% per annum. A “Dividend Period” means the period from, and including, each dividend payment date (as defined below) to, but excluding, the next succeeding dividend payment date.
Dividends on the Series C Preferred Stock shall accumulate daily and be cumulative from, and including, the original issue date and shall be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “dividend payment date”), when and as declared, provided, however, that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend which would otherwise have been payable on that dividend payment date may be paid, at our option, on either the immediately preceding business day or the next succeeding business day, except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from such dividend payment date to such next succeeding business day. Dividends payable for any Dividend Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock transfer records for the Series C Preferred Stock at the close of business on the applicable dividend record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but excluding, such dividend payment date. No holder of any shares of the Series C Preferred Stock will be entitled to receive any dividends paid or payable on the Series C Preferred Stock with a dividend record date before the date such shares of the Series C Preferred Stock are issued.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
For any Reset Period commencing on or after the First Reset Date, the five-year treasury rate will be:
•The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion.
•If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the business day convention, the definition of business day and the Reset Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable Reset Date. If the five-year treasury rate for any Dividend Period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such Dividend Period will be the same as the dividend rate determined for the immediately preceding Dividend Period.
No dividends on shares of the Series C Preferred Stock shall be declared by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the declaration, payment or setting apart for payment thereof or provide that the declaration, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears, and holders of the Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future distributions on our common stock and preferred stock, including the Series C Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the real estate investment trust, or “REIT,” provisions of the Internal Revenue Code of 1986, as amended (the “Code”), any debt service requirements, financial covenants and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series C Preferred Stock or what the actual distributions will be for any future period.
Except as noted below, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends or other distributions (other than in shares of common stock or other Junior Stock we may issue) may be declared or paid or set aside for payment upon shares of our common stock or other Junior Stock or Parity Stock. In addition, any shares of our common stock or other Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue and except for transfers made pursuant to the provisions of our certificate of incorporation relating to restrictions on ownership and transfers of our capital stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our certificate of incorporation, including in order to qualify and maintain our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any Parity Stock, all dividends declared upon the Series C Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share of the Series C Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series C Preferred Stock and accumulated dividends per share on such Parity Stock (which shall not include any accumulation in respect of undeclared and unpaid dividends for past Dividend Periods if such stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of the Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other Junior Stock we may issue.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable on all shares of Parity Stock, the holders of the Series C Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of the Series C Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or in a series of related transactions, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
Redemption
The Series C Preferred Stock is not redeemable by us prior to April 30, 2028, except as described below under “— Special Optional Redemption” and except under circumstances where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. Please see the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer.”

Optional Redemption. On or after April 30, 2028, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If we elect to redeem any shares of the Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.
Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of the Series C Preferred Stock will not have the Change of Control Conversion Right described below under “—Conversion Rights” with respect to the shares of the Series C Preferred Stock called for redemption. If we elect to redeem any shares of the Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other stock or any other specific source.
A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem any shares of the Series C Preferred Stock, the notice of redemption will be mailed to each holder of record of the Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:
•the redemption date;
•the number of shares of the Series C Preferred Stock to be redeemed;
•the redemption price;
•the place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”;
•if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
•if such redemption is being made in connection with a Change of Control, that the holders of the shares of the Series C Preferred Stock being so called for redemption will not be able to tender such shares of the Series C Preferred Stock for conversion in connection with the Change of Control and that each share of the Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined herein), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the shares of the Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series C Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series C Preferred Stock except as to the holder to whom notice was defective or not given.
Holders of the Series C Preferred Stock to be redeemed shall surrender the Series C Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of the Series C Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption for the benefit of the holders of the shares of the Series C Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of the Series C Preferred Stock, those shares of the Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata or by lot (as nearly as may be practicable without creating fractional shares) that will not result in the automatic transfer of any shares of the Series C Preferred Stock to a trust as described below under “—Restrictions on Ownership and Transfer.”
As part of any redemption of the Series C Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of the Series C Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of the Series C Preferred Stock shall be redeemed unless all outstanding shares of the Series C Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of the Series C Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock that we may issue); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of the Series C Preferred Stock where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series C Preferred Stock.
Subject to applicable law, we may purchase shares of the Series C Preferred Stock in the open market, by tender or by private agreement. Any shares of the Series C Preferred Stock that we acquire may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock held by such holder as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of the Series C Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of the Series C Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference of the Series C Preferred Stock plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined herein (such quotient, the “Conversion Rate”); and

•3.53607 (the “Share Cap”), subject to certain adjustments as described below.
Notwithstanding anything to the contrary in the certificate of designations and except as otherwise required by law, the persons who are the holders of record of shares of the Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of the Series C Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series C Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of the Series C Preferred Stock will receive upon conversion of such shares of the Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of the Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of the Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will be delivered to the holders of record of the shares of the Series C Preferred Stock at their addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of the Series C Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
•the events constituting the Change of Control;
•the date of the Change of Control;
•the last date on which the holders of the Series C Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;

•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of the Series C Preferred Stock, holders will not be able to convert the shares of the Series C Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of the Series C Preferred Stock;
•the name and address of the paying agent and transfer agent for the Series C Preferred Stock;
•the procedures that the holders of the Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Share Depositary (as defined herein)), including the form of conversion notice to be delivered by such holders as described below; and
•the last date on which holders of the Series C Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., The Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series C Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of the Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of the Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of the Series C Preferred Stock held in book-entry form through a Share Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of the Series C Preferred Stock to be converted through the facilities of such Share Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number of shares of the Series C Preferred Stock to be converted; and
•that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.
The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series C Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of the Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•the number of withdrawn shares of the Series C Preferred Stock;
•if certificated Series C Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of the Series C Preferred Stock; and

•the number of shares of the Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of the Series C Preferred Stock are held in book-entry form through The Depository Trust Company or a similar depositary (each, a “Share Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Share Depositary.
Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of the Series C Preferred Stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case only the shares of the Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of the Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of the Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of the Series C Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no holder of the Series C Preferred Stock will be entitled to convert such Series C Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our certificate of incorporation and the certificate of designations, unless we provide an exemption from this limitation to such holder. Please see the section entitled “— Restrictions on Ownership and Transfer” below and “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer.”
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. If exercisable, the Change of Control Conversion Rights (as defined herein) may not adequately compensate a holder of the Series C Preferred Stock. These Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by law or any applicable stock exchange rules.
Whenever dividends on any shares of the Series C Preferred Stock are in arrears for six or more quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, or any other class or series of our preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series C Preferred Stock as a class with respect to the election of those two directors) and the holders of the Series C Preferred Stock (voting as a single class with the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, and the holders of all other classes or series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of the Series C Preferred Stock or by the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, or any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past Dividend Periods and the then-current Dividend Period shall have been fully paid. In that case, the right of holders of the Series C Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable (including our Series A Preferred Stock, our Series B Preferred Stock, and our Series D Preferred Stock), any directors elected by holders of the Series C Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of the Series C Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Stock (voting as a single class with the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, and the holders of all other classes or series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.
If at any time when the voting rights conferred upon the Series C Preferred Stock (as described above) are exercisable, any vacancy in the office of a director elected pursuant to the procedures described above shall occur, then such vacancy may be filled only by the remaining director or by the vote of the holders of record of the outstanding Series C Preferred Stock and any other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of directors (as described above). Any director elected or appointed pursuant to the procedures described above may be removed at any time, with or without cause, only by the affirmative vote of holders of the outstanding Series C Preferred Stock and any other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series C Preferred Stock in the election of directors pursuant to the procedures described above, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series C Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of our common stock.
If a special meeting is not called by us within 30 days after request from the holders of the Series C Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series C Preferred Stock may designate a holder to call the meeting at our expense.
On each matter on which holders of the Series C Preferred Stock are entitled to vote, each share of the Series C Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series C Preferred Stock as a single class on any matter, the Series C Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of the Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the outstanding Series C Preferred Stock and all Parity Stock having like voting rights that are exercisable at the time, voting as a single class, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class with all classes or series of Parity Stock that we may issue upon which like voting rights have been conferred and are exercisable (including our Series A Preferred Stock, our Series B Preferred Stock, and our Series D Preferred Stock)), (a) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designations relating to the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of holders of the Series C Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of the Series C Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series C Preferred Stock, or the creation or issuance of any additional shares of the Series C Preferred Stock or other class or series of preferred stock that we may issue (including our Series A Preferred Stock, Series B Preferred Stock, and our Series D Preferred Stock), or any increase in the amounts authorized of any Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our certificate of incorporation or the certificate of designations relating to the Series C Preferred Stock would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock disproportionately relative to any Parity Stock having like voting rights that are exercisable at the time, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series C Preferred Stock will not have any relative, participating, optional and other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.ellingtonfinancial.com (or other permissible means under the Exchange Act) to all holders of the Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of the Series C Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Ownership and Transfer
The Series C Preferred Stock is subject to the restrictions on ownership and transfer set forth in the certificate of incorporation. See the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer” for a description of restrictions on transfers of our capital stock including the Series C Preferred Stock.
Preemptive Rights
No holders of the Series C Preferred Stock will have any preemptive rights to purchase or subscribe for our common stock or any other security.
Transfer Agent and Registrar
The transfer agent and registrar for our Series C Preferred Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our Series C Preferred Stock is listed on the NYSE under the ticker symbol “EFC PR C.”

DESCRIPTION OF THE SERIES D PREFERRED STOCK
This description of certain terms of the Series D Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the certificate of designations designating the Series D Preferred Stock, our bylaws and Delaware law. Terms defined in this “Description of the Series D Preferred Stock” section have the meanings ascribed to such terms herein only when used in this “Description of the Series D Preferred Stock” section.
General
Shares of the Series D Preferred Stock represent a single series of our authorized preferred stock. We may elect from time to time to issue additional shares of the Series D Preferred Stock without notice to, or consent from, the existing holders of the Series D Preferred Stock, and all such additional shares of Series D Preferred Stock would be deemed to form a single series with the shares of the Series D Preferred Stock.
On December 13, 2023, we filed a certificate of designations with the Secretary of State of the State of Delaware to designate 379,668 shares of our authorized preferred stock as shares of Series D Preferred Stock, which became effective on December 14, 2023.
Our board of directors may, without the approval of holders of the Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series D Preferred Stock or designate additional shares of the Series D Preferred Stock and authorize the issuance of such shares.
Maturity
The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless repurchased or redeemed by us. We are not required to set apart for payment the funds to redeem the Series D Preferred Stock.
Ranking
The Series D Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (i) senior to all classes or series of our common stock and to all other classes or series of our stock other than the stock referred to in clauses (ii) and (iii) of this paragraph (“Junior Stock”); (ii) on a parity with our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and all other classes or series of our stock with terms specifically providing that such stock ranks on a parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (“Parity Stock”); and (iii) junior to all classes or series of our stock with terms specifically providing that such stock ranks senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (“Senior Stock”). The term “stock” does not include debt securities convertible or exchangeable into our common stock or preferred stock.
Dividends
Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.00% of the $25.00 per share liquidation preference per annum (equivalent to $1.75 per annum per share). Dividends on the Series D Preferred Stock will accumulate daily and will be cumulative from, and including, September 30, 2023 and will be payable quarterly in arrears on the 30th day of each December, March, June and September (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or other sums will accrue on the amount so payable for the period from and after such dividend payment date to that next succeeding business day. Any dividend payable on the Series D Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
No dividends on shares of Series D Preferred Stock may be declared by the board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the declaration, payment or setting apart for payment thereof or provide that the declaration, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding anything to the contrary contained in the certificate of designations, dividends on the Series D Preferred Stock will accumulate (i) whether or not the terms and provisions of applicable laws or agreements at any time prohibit the current payment of dividends, (ii) whether or not we have earnings, (iii) whether or not there are funds legally available for the payment of those dividends, and (iv) whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on Series D Preferred Stock which may be in arrears, and holders of Series D Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to the Series D Preferred Stock.
Future distributions on our common stock and preferred stock, including the Series D Preferred Stock, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the real estate investment trust, or “REIT,” provisions of the Internal Revenue Code of 1986, as amended (the “Code”), any debt service requirements, financial covenants and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series D Preferred Stock or what the actual distributions will be for any future period.
Except as noted below, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or Parity Stock and no other distribution may be declared or made upon our common stock or other Junior Stock or Parity Stock. In addition, our common stock and other Junior Stock or Parity Stock may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Stock and all Parity Stock we may issue). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our certificate of incorporation, including in order to qualify and maintain our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series D Preferred Stock and any Parity Stock, all dividends declared upon the Series D Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share of the Series D Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series D Preferred Stock and such Parity Stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if any such shares of stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of the Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other Junior Stock we may issue; and the holders of Series D Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Parity Stock, then the holders of Series D Preferred Stock and all such Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance will be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series D Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of us.
Redemption
Optional Redemption. We may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. If we elect to redeem any shares of the Series D Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
Mandatory Redemption. Upon the occurrence of a Change of Control (as defined below), we will, upon not less than 30 nor more than 60 days’ notice, as provided below, redeem the Series D Preferred Stock, in whole but not in part, immediately upon the effectiveness of such Change of Control, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption. If we are required to redeem any shares of Series D Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.
A “Change of Control” is deemed to occur when the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all of our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.
Redemption Procedures. In the event we elect to redeem Series D Preferred Stock, the notice of redemption will be given by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series D Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series D Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date and (vi) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice given to such holder will also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.
Holders of shares of Series D Preferred Stock to be redeemed shall surrender the shares of Series D Preferred Stock so called for redemption at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series D Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) for the benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series D Preferred Stock, those shares of Series D Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.
If less than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot that will not result in the automatic transfer of any shares of the Series D Preferred Stock to a trust as described below under “ — Restrictions on Ownership and Transfer.”
Immediately prior to any redemption of Series D Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series D Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided in this paragraph, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series D Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series D Preferred Stock will be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and we will not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by conversion into or exchange for shares of, or options, warrants, or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Stock); provided, however, that the foregoing will not prevent the purchase or acquisition by us of shares of Series D Preferred Stock where it is necessary to allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes.
Subject to applicable law, we may purchase shares of Series D Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series D Preferred Stock that we acquire, by redemption or otherwise, will be re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
The Series D Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.
Voting Rights
Holders of Series D Preferred Stock will not have any voting rights, except as set forth below. On each matter on which holders of Series D Preferred Stock are entitled to vote, each share of Series D Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series D Preferred Stock as a single class on any matter, the Series D Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
Whenever dividends on any shares of Series D Preferred Stock are in arrears for six or more full quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, or any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series D Preferred Stock as a class with respect to the election of those two directors) and the holders of Series D Preferred Stock, voting as a single class with the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series D Preferred Stock as a class with respect to the election of those two directors, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series D Preferred Stock or by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series D Preferred Stock as a class with respect to the election of those two directors to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our stockholders, to the extent permitted by applicable law), and at each subsequent annual meeting of our stockholders until all dividends accumulated on the Series D Preferred Stock for all past dividend periods and the then-current dividend period have been fully paid. In that case, the right of holders of Series D Preferred Stock to elect any directors will cease and, unless there are other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (including the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock), any directors elected by holders of Series D Preferred Stock will immediately resign and the number of directors constituting our board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series D Preferred Stock (voting together as a single class with the holders of the

Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series D Preferred Stock as a class with respect to the election of such directors) pursuant to these voting rights exceed two. The directors elected by the holders of Series D Preferred Stock and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series D Preferred Stock as a class with respect to the election of such directors will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series D Preferred Stock when they have these voting rights and the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series D Preferred Stock as a class with respect to the election of such directors (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ resignation as described above, whichever occurs earlier.
If, at any time when the voting rights conferred upon the Series D Preferred Stock (as described above) are exercisable, any vacancy in the office of a director elected pursuant to the procedures described above occurs, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series D Preferred Stock and any other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of directors (as described above). Any director elected pursuant to the procedures described above may be removed at any time, with or without cause, only by the affirmative vote of, and may not be removed otherwise than by the affirmative vote of, the holders of record of a majority of the outstanding shares of Series D Preferred Stock and any class or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of our preferred stock are entitled to vote as a class with the Series D Preferred Stock in the election of directors pursuant to the procedures described above (voting as a single class).
So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock and each other class or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock (voting together as a single class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designations, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series D Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series D Preferred Stock, taking into account that, upon the occurrence of any such Event, we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series D Preferred Stock; and, provided further, that any increase in the amount of the authorized Series D Preferred Stock, or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series D Preferred Stock.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which voting by holders of Series D Preferred Stock would otherwise be required is effected, all outstanding shares of Series D Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart for payment to effect such redemption.
Except as expressly stated in the certificate of designations, the Series D Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action.
Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of the certificate of incorporation or the certificate of designations would materially and adversely affect the rights, preferences, privileges or voting rights of the Series D Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock (voting as a separate class) will also be required.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to transmit through our website at www.ellingtonfinancial.com (or other permissible means under the Exchange Act) copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Ownership and Transfer
The Series D Preferred Stock is subject to the restrictions on ownership and transfer set forth in the certificate of incorporation. See the section entitled “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws — Restrictions on Ownership and Transfer” for a description of restrictions on transfers of our capital stock including the Series D Preferred Stock.
Preemptive Rights
No holders of Series D Preferred Stock will, as holders of Series D Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.
Transfer Agent and Registrar
The transfer agent and registrar for our Series D Preferred Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our Series D Preferred Stock is listed on the NYSE under the ticker symbol “EFC PRD.”

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS
Purpose
Under our certificate of incorporation, we are permitted to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT under the Code) for which corporations may be organized under the DGCL as now or hereafter in force.
Election of Members of Our Board of Directors
Members of our Board of Directors are elected by stockholders based on a plurality of the votes cast at a meeting of stockholders duly called at which a quorum is present.
Removal of Members of Our Board of Directors
Any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of at least 66 2/3% of the voting power of the then-outstanding common stock. The vacancy in the Board of Directors caused by any such removal will be filled by a vote of the majority of directors then in office even if the remaining directors do not constitute a quorum.
Stockholder Meetings
Under our bylaws, we are required to hold an annual meeting of stockholders for the election of directors and other business on a date and time to be set by the Board of Directors. In addition, our bylaws provide that a special meeting of stockholders may be called by our Board of Directors and certain of our officers. Our bylaws further provide that, subject to the satisfaction of certain procedural and information requirements, a special meeting of stockholders shall be called by the Secretary of the company upon written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.
Advance Notice of Nominations and Stockholder Business
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of persons for election as directors at the annual meeting of our stockholders.
Stockholder Action by Written Consent
Unless our certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE, pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the NYSE. Our certificate of incorporation permits stockholder action by unanimous written consent by stockholders.
Limitations on Liability and Indemnification of Our Directors and Officers
Pursuant to our certificate of incorporation and the DGCL, our directors and officers will not be liable to us, or any subsidiary of ours, or any holder of shares, for any acts or omissions arising from the performance of any of such person’s obligations or duties in connection with us or the certificate of incorporation, including with respect to any acts or omissions made while serving at our request as an officer, director, member, partner, partnership representative, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. In addition, as permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that our directors will not be liable to us or any holder of shares for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
The certificate of incorporation provides that, to the fullest extent permitted by law, we may indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of us, no indemnification will be made if the person seeking indemnification has been adjudged to be liable to us, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court deems proper.
In addition, the certificate of incorporation provides that, to the extent that a present or former director or officer of us has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the certificate of incorporation, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Amendment of Our Certificate of Incorporation and Bylaws
Under the DGCL, amendments to our certificate of incorporation, with limited exceptions, must be approved by holders of a majority of the total voting power of our outstanding common stock and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series. Our Board of Directors may amend, modify or repeal our bylaws, or adopt any new provision authorized under Delaware law, without stockholder approval. Our stockholders may amend, modify or repeal our bylaws, or adopt any new provision authorized under Delaware law by the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors.
Business Combinations
Section 203 of the DGCL, provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.
Our certificate of incorporation does not contain a provision electing not to be governed by Section 203 of the DGCL, so we are subject to such provision.
Provisions in our Certificate of Incorporation and Bylaws that may have an Anti-Takeover Effect
Some of the provisions in our certificate of incorporation and bylaws described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:
•allowing only our Board of Directors to fill newly created directorships;
•requiring advance notice for our stockholders to nominate candidates for election to our Board of Directors or to propose business to be considered by our stockholders at a meeting of our stockholders;
•requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares (See “—Restrictions on Ownership and Transfer”); and
•limitations on the ability of our stockholders to call special meetings of our stockholders.
Certain provisions of the management agreement between us and our Manager also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Restrictions on Ownership and Transfer
Our certificate of incorporation, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) (i) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of any class or series of our outstanding shares, (ii) no person may beneficially or constructively own shares of our capital stock to the extent such ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT and (iii) any transfer of shares that would result in our capital stock being held by less than 100 persons will be void ab initio.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common stock which are transferred to the trust (as described below), will be required to give notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on our status as a REIT.
Our Board of Directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board of Directors such representations, covenants and undertakings as our Board of Directors may deem appropriate. Our Board of Directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate.
Any attempted transfer of our securities (other than those described in the preceding paragraph) which, if effective, would result in any person violating the ownership limit or in us being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent such a violation, our certificate of incorporation provides that the purported transfer in violation of the restrictions will be void ab initio. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to common stock held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law and pursuant to our certificate of incorporation, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that the shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the shares have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the securities shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
All certificates representing the shares bear a legend referring to the restrictions described above.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of our stockholders.